SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 7, 2004

                                 Husker Ag, LLC
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Nebraska                    000-49773                  47-0836953
 -----------------------------     --------------           -------------------
 (State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)             File Number)            Identification No.)

    54048 Highway 20
      P.O. Box 10
   Plainview, Nebraska                                               68769
-------------------------                                          ----------
(Address of principal                                              (Zip Code)
  executive offices)

Registrant's telephone number, including area code: (402) 582-4446


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Item 5. Other Events

Election of Directors

On June 7, 2004, Husker Ag, LLC (the "Company") held its 2004 Annual Meeting of Members. At the meeting, the members elected four Class III Directors to serve until the 2007 Annual Meeting of Members and until their successors are elected. Two incumbent directors, Gary Kuester and Fredrick J. Knievel, were elected by the members as Class III directors, and two new directors, David Stearns and Leonard Wostrel, were elected as Class III directors.

On June 29, 2004, the Husker Ag Board of Directors elected the following officers: Fredrick J. Knievel, Chairman; Mike Kinney, Vice Chairman; Robert Brummels, Treasurer; and Leonard Wostrel, Secretary.

Payment of Promissory Note to Fagen, Inc.

Prior to becoming operational, Husker Ag, LLC f/k/a Husker Ag Processing, LLC ("Husker Ag" or the "Company") contracted with Fagen, Inc. ("Fagen") to construct its ethanol plant and related facilities. Under the terms of the construction contract and related change order, Fagen earned an early completion bonus of $356,000. On June 5, 2003, Husker Ag entered into an unsecured promissory note with Fagen (the "Fagen Note") in the amount of $356,000 for the early completion bonus. The Fagen Note accrued interest at the same rate charged by the Company's senior lender, Stearns Bank, N.A., St. Cloud, Minnesota (the "Bank) as such rate changed from time to time. Husker Ag agreed to pay the Fagen
Note in installment payments approved by the Bank prior to June 5, 2006.

The Company did not make any payments on the Fagen Note prior to June 10, 2004. However, after obtaining approval from the Bank, the Company paid the Fagen Note in full on June 10, 2004. The total payoff of the Fagen Note was $373,817, which included principal in the amount of $356,000 and accrued interest in the amount of $17,817.

Payment of Loan C with Stearns Bank, N.A.

The senior and primary lender for Husker Ag, LLC ("Husker Ag" or the "Company") is Stearns Bank, N.A., St. Cloud, Minnesota (the "Bank"). The Company financed the construction of its ethanol plant through the Bank under a Construction Loan Agreement, pursuant to which the Bank agreed to provide up to $20,000,000 of debt financing for the purpose of constructing the Husker Ag ethanol plant. Prior to converting the construction loan into permanent financing, the Company had borrowings of $19,333,143.

On January 20, 2004, the Company converted its construction loan into permanent financing. As part of the conversion, Husker Ag made a principal payment of $152,643, and entered into three term loans, as follows:

(1) Loan A: $8,837,300 principal amount, a 70% USDA Guaranty loan, amortized over 7 years, 3 months.

(2) Loan B: $8,837,300 principal amount, conventional loan, amortized over 7 years, 3 months.

(3) Loan C: $1,505,900 principal amount, conventional loan, amortized over 48 months.

Copies of the promissory notes for these three loans are attached to this 8-K as exhibits 99.1, 99.2 and 99.3. The interest rate on the above loans is set at the Wall Street Journal Prime Rate plus 1.25%, adjusted quarterly. Loans A and B are collateralized on a pari passu basis with the USDA, with a first real estate mortgage on the ethanol plant real estate, and a first security interest on accounts receivable, inventory, equipment, fixtures, personal property and general intangibles. Loan C is collateralized by a second position on the same collateral. Loan A is subject to prepayment premiums of 5% of principal balance in year one, 4% in year two, 3% in year three, 2% in year four and 1% in year five. There is no prepayment premium on Loans B and C.


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

On June 30, 2004, the Company paid off Loan C in full. The total payoff of Loan C was $1,365,614.71, which included principal in the amount of $1,363,724.83, accrued interest in the amount of $1,789.88, and fees of $100.00.

Termination of Variable Investment Advisers, Inc. Agreement

In September 2003, the Company was informed by Variable Investment Advisers, Inc. ("VIA") that the Nebraska Department of Banking, Bureau of Securities ("Nebraska Department") was requiring VIA to meet additional requirements as a registered broker-dealer in order for it to include the trading of Husker Ag membership units on its system. As of the end of June 2004, VIA had still not received approval from the Nebraska Department, and on June 29, 2004, the Husker Ag Board of Directors authorized the termination of the Trading Service Agreement entered into February 17, 2003, with Variable Investment Advisors, Inc. in light of the extended time during which the VIA trading system has not been operable due to regulatory issues regarding VIA broker-dealer registration raised by the Nebraska Department.

The Company is currently reviewing other alternatives to the VIA trading system which comply with applicable laws and IRS regulations, including the Company operating a system for the benefit of its members which would permit secondary market purchase and sale transactions in Husker Ag membership units. The Company is currently in the process of reviewing with the Nebraska Department the regulatory compliance issues which would need to be met in connection with the Company's operation of a system which would permit secondary market purchase and sale transactions. There can be no assurance that the Company will be able to meet the compliance requirements of the Nebraska Department, or, if such a system were approved by the Nebraska Department, no assurance can be given as to the timing of the operational implementation of such system.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number    Description of Exhibit
--------------    ----------------------
 99.1             Stearns Bank N.A. Promissory Note for Loan No. 57748 (Loan A)

 99.2             Stearns Bank N.A. Promissory Note for Loan No. 57749 (Loan B)

 99.3             Stearns Bank Promissory Note for Loan No. 57750 (Loan C)


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HUSKER AG, LLC

Dated:  July 2, 2004                     By: /s/ Fredrick Knievel
                                             -----------------------------------
                                             Fredrick Knievel, Chairman of the
                                             Board and President


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

                                  Exhibit Index

Exhibit Number    Description
--------------    -----------
99.1              Stearns Bank Promissory Note for Loan No. 57748 (Loan A)

99.2              Stearns Bank Promissory Note for Loan No. 57749 (Loan B)

99.3              Stearns Bank Promissory Note for Loan No. 57750 (Loan C)


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